EXECUTION VERSION

NOTE AND SECURITIES PURCHASE AGREEMENT

by and among

PAVMED INC.,

as Company

and

SCOPIA HOLDINGS LLC,

as Purchaser

Dated as of June 30, 2017

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TABLE OF CONTENTS
(continued)

-ii-

TABLE OF CONTENTS
(continued)

Page

Schedules

Schedule 1	–	Registered Holders of the Securities at Closing

Schedule 2	–	List of Company Subsidiaries

Exhibits

Exhibit A	–	Form of Note

Exhibit B	–	Form of Warrant

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THIS NOTE AND SECURITIES PURCHASE AGREEMENT (as amended, restated, supplemented or modified from time to time, this “Agreement”) dated as of June 30, 2017, among PAVmed Inc., a Delaware corporation (the “Company”) and Scopia Holdings LLC, a Delaware limited liability company (including its successors and assigns, the “Purchaser”).

RECITALS

WHEREAS, the Company requires financing to fund its on-going operations and to continue the development and commercialization of its medical device products;

WHEREAS, in order to obtain such financing, the Company desires to issue and sell to the Purchaser on the Closing Date (as defined below) the Notes (as defined below), in an aggregate principal amount of U.S.$5,000,000;

WHEREAS, as an inducement to the Purchaser to purchase the Notes, and subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue to the Purchaser, and the Purchaser desires to accept from the Company, on the Closing Date 2,660,000 Warrants (as defined below) as more fully described in this Agreement;

WHEREAS, the Purchaser is willing, on the terms and subject to the conditions set forth herein and in the Transaction Documents, to purchase the Notes and accept the Securities from the Company on the Closing Date;

WHEREAS, on the Closing Date, the Purchaser shall assign the right to receive the Securities deliverable hereunder to the Persons identified on Schedule 1 attached hereto;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agrees as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Agreement”: The meaning ascribed to such term in the preamble.

“Action”: The meaning ascribed to such term in Section 4.1(j).

“Affiliate”: Any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA”: The meaning prescribed to such term in Section 4.1(gg).

“Board of Directors”: The board of directors of the Company.

“Board Resolution”: Resolutions of the Board of Directors of the Company.

“Business Day”: Any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing”: The meaning prescribed to such term in Section 2.4.

“Closing Date”: June 30, 2017.

“Commission”: The United States Securities and Exchange Commission.

“Company”: The meaning ascribed to such term in the preamble.

“Common Stock”: The common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents”: Any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Default”: Means any Event of Default and any event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.

“Disqualification Event”: The meaning ascribed to such term in Section 4.1(ii).

“Evaluation Date”: The meaning ascribed to such term in Section 4.1(p).

“Event of Default”: The meaning ascribed to such term in the Notes.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA”: The Foreign Corrupt Practices Act of 1977, as amended.

“GAAP”: The meaning ascribed to such term in Section 4.1(h).

“Guaranty”: That certain Secured Guaranty dated as of June 30, 2017 among the Guarantors and the Purchaser.

“Guarantors”: Each of PAVmed SPARCC Inc., a Delaware corporation, and PAVmed Subsidiary Corp., a Delaware corporation.

“Indebtedness”: With respect to any Person, at any time, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien or security interest on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided that, with respect to those obligations not assumed, the amount of Indebtedness of such Person shall be the lesser of the fair market value of such property and the amount of Indebtedness secured thereby, (iv) all obligations of such Person in respect of letters of credit, and (v) the net liabilities of such Person under all interest rate swap, interest rate collar, interest rate cap, interest rate floor, forward rate agreements, currency exchange agreements, commodity swaps or other agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, each calculated on a basis reasonably satisfactory to the Purchaser and in accordance with accepted practice.

“Intellectual Property Rights”: The meaning ascribed to such term in Section 4.1(o).

“Issuer Covered Person” and “Issuer Covered Persons”: The meaning ascribed to such terms in Section 4.1(ii).

“Liability”: With respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due.

“Lien”: Any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory, judgment or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever or any other agreement or arrangement having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title, lease or license).

“Material Adverse Effect”: Any circumstance or event that, individually or collectively with other circumstances or events, may reasonably be expected to result in (i) impairment of the ability of the Company to perform any of its payment or other material obligations under this Agreement or any other Transaction Document, (ii) impairment of the ability of the Purchaser to enforce any of its rights or remedies, or the Company’s obligations, hereunder, under the Notes or under any other Transaction Document, (iii) a material and adverse effect on the business, income, operations, assets, liabilities, property or condition (financial or otherwise) of the Company as represented to the Purchaser hereunder or in the Company’s SEC Filings, or (iv) an adverse effect on any material part of the Collateral (as defined in the Note and Guaranty Security Agreement).

“Material Permits”: The meaning ascribed to such term in Section 4.1(n).

“Money Laundering”: The meaning prescribed to such term in Section 4.1(hh).

“Notes”: The 15.0% Senior Secured Notes due 2019 issued pursuant to this Agreement in the form attached hereto as Exhibit A and having the characteristics specified herein and therein.

“Note and Guaranty Security Agreement”: The Security Agreement, dated as of June 30, 2017, among the Company, the Guarantors and Scopia Holdings LLC, as the collateral agent thereunder.

“Obligations”: Collectively, (i) the amounts owed under the Notes, (ii) all present and future Debt, Liabilities and obligations (including indemnities), and all renewals, increases and extensions thereof, or any part thereof, now or in the future, in each case, owed to the Purchaser by the Company under any Transaction Document and (iii) all interest accruing thereon and reasonable fees, costs and expenses (including, without limitation, all reasonable attorneys’ fees and expenses incurred in the enforcement or collection thereof), solely to the extent such amounts under this subclause (iii) are payable under Section 20 of the Notes or Section 5.04 of the Note and Guaranty Security Agreement.

“OFAC”: The meaning ascribed to such term in Section 4.1(ee).

“Person”: An individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“PortIO Product”: The Company’s implantable intraosseous vascular access device, for which FDA 510(k) premarket notification submission was filed in December 2016.

“Preferred Stock”: The Company’s Series A Convertible Preferred Stock, par value $0.001 per share.

“Proceeding”: An action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser”: The meaning ascribed to such term in the preamble.

“Purchaser Party”: The meaning ascribed to such term in Section 5.7.

“Required Approvals”: The meaning ascribed to such term in Section 4.1(e).

“Required Minimum”: As of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants, ignoring any exercise limits set forth therein.

“Rule 144”: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports”: The meaning ascribed to such term in Section 4.1(h).

“Section 409A”: The meaning ascribed to such term in Section 5.13(a).

“Securities”: The Warrants issued, sold and purchased hereunder.

“Securities Act”: The meaning ascribed to such term in the preamble.

“Short Sales”: All “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subsidiary”: Any subsidiary of the Company as set forth on Schedule 2 and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Market”: Any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, OTCQX or OTCPink (or any successors to any of the foregoing).

“Transaction Documents”: This Agreement, the Notes, the Warrants, the Guaranty, the Note and Guaranty Security Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent”: Continental Transfer & Trust Company, the current transfer agent of the Company, with a mailing address at 1 State Street Plaza, 30th Floor, New York, NY 10004, and any successor transfer agent of the Company.

“Warrants”: The Series S Common Stock Purchase Warrants issued, sold and purchased hereunder, in the form of Exhibit B hereto.

“Warrant Shares”: The shares of Common Stock issuable upon exercise of the Warrants, as subject to adjustment as provided in the Warrants and without respect to any limitation or restriction on the exercise of the Warrants.

ARTICLE II

AUTHORIZATION AND ISSUANCE; PURCHASE AND SALE; CLOSING

2.1 Authorization of Notes and Securities. The Company’s Board of Directors has authorized the issue and sale of U.S.$5,000,000 aggregate principal amount of the Notes to bear interest on the unpaid balance thereof from the date hereof until the principal thereof shall have become due and payable at the rate of 15.0% per annum. The Notes shall be substantially in the form of Exhibit A attached hereto. The Company’s Board of Directors has authorized the issue and sale of 2,660,000 Warrants representing the Series S Common Stock Purchase Warrants, with an exercise price equal to U.S.$0.01 per share, subject to adjustment as provided therein. The Warrants shall be substantially in the form of Exhibit B attached hereto.

2.2 Purchase and Sale of Notes and Securities. On the basis of the representations, warranties and agreements contained herein, in the Notes and in the Securities, but subject to the terms and conditions set forth herein, in the Notes and in the Securities, the Company hereby agrees to issue and sell to the Purchaser on the Closing Date, and the Purchaser agrees to purchase from the Company on the Closing Date, an aggregate principal amount of Notes equal to $5,000,000 at 100% of such aggregate principal amount, and 2,660,000 of Warrants, which Warrants shall be registered in the name of, and delivered to, the Persons specified on Schedule 1 attached hereto on the Closing Date.

2.3 Notes and Securities Allocation. The Company and the Purchaser acknowledge and agree that, for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended, the Notes will be issued with original issue discount. The Company and the Purchaser agree to recognize and adhere to the determinations and allocations of original issue discount and valuation of the Notes and Securities as determined by the Purchaser for U.S. federal, state, local and other tax purposes, and file all taxes returns in a manner consistent therewith. The Company may obtain information regarding the amount of any original issue discount, the issue price, the issue date and the yield to maturity of the Notes and allocation of the purchase price between the Notes and the Securities by contacting the Purchaser at the address set forth herein.

2.4 The Closing. The sale and purchase of the Notes and the Securities to be purchased by the Purchaser shall occur at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036-8704 at or around 4:30 p.m., New York City time, at a closing (the “Closing”) on the Closing Date. At the Closing the Company shall deliver to (a) the Purchaser the Notes to be purchased by the Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least U.S.$100,000 as the Purchaser may request) dated as of the Closing Date and registered in the Purchaser’s name (or in the name of its nominee) and (b) to the Persons identified on Schedule 1 attached hereto, to whom the Purchaser assigns the right to receive the Securities deliverable hereunder, the Securities in the form and number specified for such Person opposite such Person’s name on Schedule 1, dated as of the Closing Date and registered in such Person’s name as is listed on Schedule 1, in each case against delivery by the Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account instructed by the Company.

ARTICLE III

CONDITIONS TO CLOSING

3.1 Conditions Precedent. The Purchaser’s obligation to purchase and pay for the Notes to be sold to it on the Closing Date and to accept the Securities is subject to fulfillment to the Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

(a) the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date (unless as of a specific date therein in which case they shall be accurate as of such date);

(b) all obligations, covenants and agreements of the Company required to be performed at or prior to the applicable Closing Date shall have been performed;

(c) immediately before and immediately after giving effect to the issuance and sale of the Notes (and the application of proceeds thereof as contemplated by Section 5.6), no Default, Event of Default or Material Adverse Effect shall have occurred and be continuing;

(d) the delivery to the Purchaser of the following:

(i) a certificate of an authorized officer of the Company, dated as of the Closing Date, (A) certifying as to the fulfillment of the conditions specified in Sections 3.1(a), (b), (c), (d) and (f), (B) evidencing the authorization by unanimous Board Resolution of the execution and delivery of this Agreement, the Notes, the Guaranty, the Note and Guaranty Security Agreement and (C) certifying that (1) the attached copy of the unanimous Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the officer’s authorized to execute and deliver the Transaction Documents hold the offices and have the signatures indicated thereon;

(ii) an executed counterpart of each Transaction Document;

(iii) an executed Note representing the 15.0% Senior Secured Notes due 2019 with a principal balance equal to $5,000,000;

(iv) executed Warrants representing the Series S Common Stock Purchase Warrants registered in the name of such Persons specified on Schedule 1 hereto to purchase up to a number of shares of Common Stock equal to the number of Warrant Shares initially issuable to such Person upon exercise in full of such Warrant (as specified on Schedule 1 hereto), with an exercise price equal to U.S.$0.01 per share, subject to adjustment as provided therein;

(v) a legal opinion of Graubard Miller, counsel to the Company, in form and substance satisfactory to the Purchaser, dated as of the Closing Date, covering such matters concerning this Agreement and the transactions contemplated herein as the Purchaser or its counsel may reasonably request; and

(vi) financing statements, duly filed on or before the Closing Date (and the Company hereby consents to such filing) under the Uniform Commercial Code in all jurisdictions necessary or desirable in order to perfect the interests in the Collateral contemplated by the Note and Guaranty Security Agreement and any other Transaction Documents;

(e) from the date hereof to the applicable Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York state authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Notes at the Closing;

(f) the grant of a first-priority perfected security interest in all of the Company’s right, title and interest in and to the Collateral as provided in the Note and Guaranty Security Agreement shall be effective, and delivery of such Collateral as contemplated by the Note and Guaranty Security Agreement shall have been completed; and

(g) payment of all fees and expenses incurred by the Purchaser (including reasonable fess and expenses of counsel) as provided in Section 7.1 of this Agreement in connection with the issuance and sale of the Notes and the Securities through a reduction of the proceeds delivered to the Company from the sale of the Notes and Securities on the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries. The Company has no Subsidiaries other than the entities listed on Schedule 2 attached hereto. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization: Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith, other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Notes and the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority or Trading Market to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings. Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 5.10 and 5.11 of this Agreement and (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Warrant Shares for trading thereon (collectively, the “Required Approvals”).

(f) Issuance of the Notes and the Securities. The Notes are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum on the date hereof.

(g) Capitalization. The capitalization of the Company is as set forth in the SEC Reports. The Company has not issued any capital stock since its most recently SEC Report. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary. Except as set forth in the SEC Reports, the issuance and sale of the Notes and the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth in the SEC Reports, there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or any similar plan or agreement. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Notes. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) SEC Reports: Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to so file has not and could not reasonably be expected to result in a Material Adverse Effect. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes: Undisclosed Events. Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Business Day prior to the date that this representation is made.

(j) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”‘) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Notes or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or noncompetition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws tic induct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to not have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(q) Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(r) Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4.2, no registration under the Securities Act is required for the offer and sale of the Notes or the Securities by the Company to the Purchaser as contemplated hereby.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Notes, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(t) Registration Rights. Except as set forth in the SEC Reports and other than as provided in this Agreement with respect to the registration of the Warrant Shares, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any of its Subsidiaries.

(u) Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(v) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and/or the issuance of Common Stock upon the exercise of the Warrants.

(w) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 4.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Notes and the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable Stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(x) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Notes or Securities by any form of general solicitation or general advertising. The Company has offered the Notes and Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(y) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(z) Accountants. The Company’s accounting firm is set forth in the SEC Reports. To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2017.

(aa) Acknowledgment Regarding Purchaser’s Purchase of Notes and Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Notes. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(bb) Acknowledgment Regarding Purchaser’s Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Section 4.2(g) hereof), it is understood and acknowledged by the Company that: (i) the Purchaser has not been asked by the Company to agree, nor has the Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term, (ii) past or future open market or other transactions by the Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) the Purchaser, and counter-parties in “derivative” transactions to which the Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) the Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that, except as prohibited by Section 4.2(g) hereof, (y) the Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Warrants are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(cc) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities or Warrant Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities or Warrant Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(dd) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ee) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ff) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(gg) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(hh) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ii) No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors or any affiliated issuer, nor to the Company’s knowledge any director, executive officer, other officer of the Company participating in the offering hereunder, beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power or promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(l)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchaser a copy of any disclosures provided thereunder.

(jj) Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(kk) Notice of Disqualification Events. The Company shall notify the Purchaser in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(ll) Trade Payables and Accrued Expenses. The Company represents and warrants that as of the date hereof it has no more than U.S.$650,000 of accrued expenses and trade payables (including accrued and unpaid payroll and consulting fees) that are more than 60 days aged.

(mm) No Other Representations. Except as provided in this Section 4.1, the Notes, the Warrants, the Guaranty, the Note and Guaranty Security Agreement and any other Transaction Document, neither the Company nor any of its Subsidiaries or Affiliates, nor any of their respective directors, officers, employees, stockholders, partners, members or representatives has made, or is making, any representation or warranty whatsoever to the Purchaser.

4.2 Representations and Warranties of the Purchaser. The Purchaser, for itself and for no other Person, hereby represents and warrants as of the date hereof to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Notes and the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Notes and the Securities as principal for its own account and not with a view to or for distributing or reselling such Notes or Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Notes or Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Notes or Securities in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Notes and Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Notes and Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will, be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes and the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Notes and the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not, to the Purchaser’s knowledge, purchasing the Notes or the Securities as a result of any advertisement, article, notice or other communication regarding the Notes and/or the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. The Purchaser acknowledges and agrees that it had a pre-existing relationship with the Company prior to the date hereof.

(f) Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Notes and the Securities and the merits and risks of investing in the Notes and the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(g) Certain Transactions; Confidentiality. Other than to other Persons party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Purchaser acknowledges that, as a result of certain confidential information disclosed to it, the Purchaser may be subject to restrictions on its ability to trade in the Company’s securities prior to public announcement of such information.

The Company acknowledges and agrees that the representations contained in this Section 4.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE V

AFFIRMATIVE COVENANTS

5.1 Compliance with Laws. The Company will comply with all applicable laws, rules, regulations and orders, and duly observe all valid requirements of governmental authorities, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The Company will comply with all of the requirements of its organizational documents.

5.2 Existence and Conduct of Operations. The Company will maintain and preserve its existence and all rights, privileges and franchises now enjoyed and necessary in the normal conduct of its business.

5.3 Notices. The Company shall promptly furnish to the Purchaser copies of all material written notices, reports, financial statements and other material communications received in respect of the assets held by the Company and copies of any notices or correspondence received by the Company threatening any material litigation or making any claim against the Company or otherwise asserting any material liability against the Company or its assets, in each case as and when received by the Company.

5.4 Notice of Litigation, Defaults, etc. The Company shall promptly furnish to the Purchaser notice of any event, condition or circumstance (including any litigation or any administrative or arbitration proceeding)) that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Promptly upon acquiring knowledge thereof, the Company shall notify the Noteholder of the existence of any Default or Material Adverse Effect, specifying the nature thereof and what action the Company has taken, is taking or proposes to take with respect thereto.

5.5 Furnishing of Information: Public Information. Until the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

5.6 Use of Proceeds. The Company shall use the net proceeds from the sale of the Notes hereunder for working capital purposes and shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, other than the repurchase of equity interests of employees in connection with a termination of service, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations. The Company shall use its working capital and net proceeds to pay down the trade payables and accrued expense referred to in Section 4.1(ll) in a manner which optimizes its ongoing relationships with trade vendors and other persons to whom such amounts are owed.

5.7 Indemnification of the Purchaser. Subject to the provisions of this Section 5.7, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 5.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

5.8 PortIO Product Sale. Unless waived or extended by the Purchaser in writing, and for so long as the Notes remain outstanding, the Company shall, commencing four months after the Company obtains initial FDA 510(k) clearance for the PortIO Product, use its reasonable best efforts to sell the PortIO Product on commercially reasonable terms; provided that the Company’s obligation to consummate such sale shall be on condition that (a) the buyer thereof is not the Purchaser or any Affiliate of the Purchaser, (b) the net proceeds from such sale are equal to at least $10,000,000 and (c) there are no continuing obligations imposed upon the Company with respect to such product following such sale that would constitute an undue burden on the Company.

5.9 Reservation and Listing of Common Stock.

(a) The Company shall maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors shall use its commercially reasonable best efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchaser evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

5.10 Securities Laws Disclosure; Publicity. The Company shall (a) promptly following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents that relates to the transactions contemplated by the Transaction Documents. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market (other than in the press release and Current Report on Form 8-K referred to in the first sentence of this Section 5.10), without the prior written consent of the Purchaser, except: (a) as required by federal securities law in connection with (i) any registration and (ii) the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

5.11 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities and/or Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

5.12 Board Seat. For so long as the initial Purchaser holds Notes with an outstanding principal balance equal to 50% of the aggregate principal balance of all Notes outstanding, the initial Purchaser shall have the ability to nominate (and remove) one member of the Board of Directors; provided that the Board of Directors (or a committee thereof) shall have the right to reject any such nominee if the Board of Directors (or a committee thereof) determines in good faith that such nominee is not reasonably acceptable to it. Such determination shall be made by the Board of Directors in accordance with its customary procedures for approving members promptly after such Person is nominated by the initial Purchaser. The Company shall cause any such nominee to be appointed to the Board of Directors promptly after a determination has been made that such nominee is reasonably acceptable to the Board of Directors. The Company acknowledges that the initial Purchaser has communicated David S. Battleman as the person it anticipates nominating as its member of the Board of Directors, and the Company further acknowledges that the chairman of the Board of Directors and chief executive officer has determined to recommend such nominee to the Board of Directors as a reasonably acceptable nominee.

5.13 SG&A and Cash Management.

(a) From and after July 1, 2017, Dr. Lishan Aklog agrees that he shall defer all cash payment of his salary in excess of $4,200 per calendar month (the aggregate amount of salary so deferred and unpaid as of any determination date, the “Deferred Amount”) until the earlier to occur of (1) the date that FDA 510(k) clearance for the PortIO Product is obtained, or (2) the date that the Notes are repaid in full. If FDA 510(k) clearance is obtained for the PortIO Product on or prior to December 31, 2017, then the Company shall pay the Deferred Amount on the date FDA 510(k) clearance is obtained. If FDA 510(k) clearance is not obtained on or prior to December 31, 2017, then the Company shall not pay the Deferred Amount until on or after the Notes are repaid in full. The Company shall use commercially reasonable efforts to take such actions and establish or enter into such plans or agreements as are necessary to cause the deferral of salary required by this Section 5.13(a) to comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). In the event such deferral results in the incurrence of taxes or penalties by Dr. Lishan Aklog under Section 409A, the Company shall pay to Dr. Lishan Aklog an additional amount of cash compensation necessary to pay such taxes and penalties under Section 409A and to pay the taxes on such additional amount. The parties acknowledge that Dr. Lishan Aklog is a third party beneficiary of this Section 5.13(a), and that this Section 5.13(a) shall not be amended without Dr. Lishan Aklog’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) If either (i) the PortIO Product does not obtain initial FDA 510(k) clearance on or before September 30, 2017 or (ii) the Company receives information from the FDA (or otherwise), including any request for a de novo filing, that could reasonably be expected to cause the initial FDA 510(k) clearance for the PortIO Product to be unobtainable on or prior to September 30, 2017, then the Company shall meet with the Purchaser in good faith to discuss appropriate spending reductions that the Company may implement to preserve its working capital until the earlier of (A) the date FDA 510(k) clearance is obtained for the PortIO Product or (B) the date the Notes are repaid in full.

5.14 Registration Rights. The Company shall use its commercially reasonable best efforts to have an effective registration statement registering the resale of all Warrant Shares on or prior to the date that is 150 days following the Closing Date.

ARTICLE VI

NEGATIVE COVENANTS

6.1 No Indebtedness or Other Liability. The Company shall not, and shall cause its Subsidiaries not to, create, incur, assume or otherwise permit or suffer to exist, directly or indirectly, any Indebtedness or other Liability whatsoever, other than (i) the Obligations, (ii) fees and expenses relating to its maintenance of its existence and its obligations under the Transaction Documents, (iii) legal and accounting fees, (iv) payment of taxes, (v) director and officer insurance premiums, (vi) trade payables and accrued expenses incurred in the ordinary course, (vii) accrual of any dividends on the Company’s Preferred Stock, (viii) liabilities classified in accordance with GAAP reflecting the issuance of equity securities and common stock equivalents (i.e., common stock warrants and preferred securities), (ix) capitalized lease obligations recognized in accordance with GAAP in the ordinary course in an aggregate amount not to exceed $500,000, (x) amounts relating to revenue from goods or services which are required to be deferred in accordance with GAAP and (xi) Liabilities for compensation.

6.2 No Liens. The Company shall not, and shall cause its Subsidiaries not to, create or incur or permit or suffer to exist any Lien on the Collateral other than (i) Liens created by the Transaction Documents with the express consent of the Purchaser, (ii) Liens for state, municipal or other local taxes to the extent such taxes shall not at the time be due and payable or to the extent being contested in good faith by the Company and for which adequate reserves have been established in accordance with GAAP and (iii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other similar Liens imposed by law, arising in the ordinary course of business. The Company shall not permit the release of the Lien on the Collateral granted pursuant to the Note and Guaranty Security Agreement until such time as the Obligations are paid in full and no longer outstanding.

6.3 No Transfers. Without the prior written consent of the Purchaser (such consent not to be unreasonably withheld), the Company shall not, and shall cause its Subsidiaries not to, consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person or Persons.

6.4 No Subsidiaries. The Company shall not, and shall cause its Subsidiaries not to, form any subsidiary unless they also become guarantors under the Guaranty.

6.5 Restricted Payments. The Company shall not, and shall cause its Subsidiaries not to, (i) make any declaration or payment of, or set aside funds for, any dividend or other distribution with respect to any of its capital stock or other equity interests; provided that this subclause (i) shall not apply to (A) any Subsidiary to the extent that such dividend or other distribution is distributed solely to the Company or (B) any non-cash dividend or non-cash distribution on the Company’s Preferred Stock, (ii) repurchase, redeem, or otherwise acquire or cancel any of its capital stock or other equity interests, other than the repurchase of equity interests of employees in connection with a termination of service in an aggregate amount not to exceed $250,000 or (iii) prepay, redeem, defease, purchase, or otherwise acquire (A) any Indebtedness of the Company or any of its Subsidiaries that is subordinated in right of payment to the Obligations or (B) any Indebtedness of the Company or any of its Subsidiaries that is secured by a Lien on the Collateral (as defined in the Note and Guaranty Security Agreement) that is junior to the Purchaser’s Liens.

6.6 Equal Treatment of the Purchaser. The Company shall not, and shall not cause its Subsidiaries to, offer or pay to any Person any consideration (including any modification of any Transaction Document) to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents.

6.7 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.8 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities or Warrant Shares under the Transaction Documents or under any other agreement between the Company and the Purchaser.

ARTICLE VII

MISCELLANEOUS

7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided that, at Closing, the Company shall reimburse documented out of pocket expenses (not to exceed $200,000) incurred by the Purchaser in furtherance of its purchase of the Notes and the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the delivery of any Notes to the Purchaser.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto, or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party in accordance with this Section 7.3. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

7.4 Amendments: Waivers. No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, or the release of Collateral securing the Obligations, shall in any event be effective without the written consent of the Purchaser. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment effected in accordance with accordance with this Section 7.4 shall be binding upon the Purchaser and each holder of the Notes and the Company.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser is permitted to assign or transfer its Notes or its Warrants; provided that such transferee agrees in writing to be bound, with respect to the transferred Notes, by the provisions of the Transaction Documents that apply to the “Purchaser” in its capacity as a purchaser of the Notes or, with respect to the transferred Warrants, by the provisions of the Transaction Documents that apply to the “Purchaser” in its capacity as a holder of the Warrants.

7.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 5.7.

7.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof, except insofar a Delaware corporate law is required to govern. Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party hereto shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 5.7, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

7.9 Survival. All of the covenants, agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby for so long as any Notes and/or any Warrants remain outstanding and/or any amounts remain payable thereunder; provided that the covenants contained in Article V (other than Sections 5.5, 5.9 and 5.14) and Article VI (other than Sections 6.7 and 6.8) shall survive only for so long as any Notes remain outstanding and/or any amounts remain payable thereunder; provided, further, that all obligations relating to the indemnification hereunder (including under Section 5.7) shall survive any termination of this Agreement and shall continue for the length of any applicable statute of limitations.

7.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf’ signature page were an original thereof.

7.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided that in the case of a rescission of an exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of the Purchaser’s right to acquire such shares pursuant to the Purchaser’s Warrant (including issuance of a replacement warrant certificate evidencing such restored right).

7.13 Replacement of Securities. If any certificate or instrument evidencing any Security is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Security.

7.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.15 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.16 [Reserved].

7.17 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

7.18 Saturdays. Sundays. Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.19 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rale of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

7.20 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder intentionally left blank | signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Note and Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PAVMED INC.,

  as the Company

By:	/s/ Lishan Aklog
Name:	Lishan Aklog
Title:	Chairman and CEO

Address for Notice:

One Grand Central Plaza

Suite 4600

New York, New York 10165

Telephone: (212) 949-1319

Facsimile: (212) 634-7403

E-mail: la@pavmed.com

With a copy to (which shall not constitute notice):

Graubard Miller

405 Lexington Avenue

New York, New York 10174

Attn: David Alan Miller

Telephone: (212) 818-8661

Facsimile: (212) 818-8881

E-mail: dmiller@graubard.com

SCOPIA HOLDINGS LLC,

  as Purchaser

By:	/s/ Matthew Sirovich
Name:	Matthew Sirovich
Title:	Class A Member

Address for Notice:

Scopia Capital Management LP

152 West 57th St., 33rd Floor

New York, NY 10019

Attention: Matt Sirovich, Managing Partner

Tele: (212) 370-0007

Email: msirovich@scopiacapital.com

EIN Number: 45-2573652

DR. LISHAN AKLOG,

solely in his individual capacity and in his

capacity as chairman of the board and chief

executive officer of PAVmed with respect to his

rights, duties and obligations pursuant to Sections

5.12 and 5.13(a)

By:	/s/ Lishan Aklog
Name:	Dr. Lishan Aklog
Title:	Chairman of the Board and Chief Executive Officer

S-2-33